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                                                                    EXHIBIT 99.1
NEWS RELEASE

For Further Information:

AT THE COMPANY:
Jeffrey L. Wright, Chief Financial Officer
Glenn L. Stolt, Assistant Treasurer
952.912.5500

FOR IMMEDIATE RELEASE
TUESDAY, SEPTEMBER 18, 2001


G&K SERVICES ADOPTS SHAREHOLDER RIGHTS PLAN

MINNEAPOLIS, MN, SEPTEMBER 18, 2001 - G&K SERVICES, INC. (NASDAQ:GKSRA), announced today that its Board of Directors adopted a Shareholder Rights Plan ("Plan") and has declared a dividend of one Right ("Right") on each outstanding share of the Company's common stock to shareholders of record on September 21, 2001. The Plan is designed to ensure the fair treatment of shareholders in connection with any potential takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive tactics to gain control of the Company. The Company noted that the adoption of the Plan is not in response to an attempt to acquire control of G&K Services and the Company is not currently aware of any such activity.

The Plan, which is similar to plans adopted by many U.S. companies, strengthens the ability of the Board to assure G&K Services' shareholders receive fair and equal treatment, and to protect the interest of the Company's shareholders in the event of an unsolicited offer to acquire control of the Company. The Plan does not prevent a legitimate takeover attempt, but rather encourages anyone seeking to acquire the Company to negotiate with G&K's Board of Directors regarding the manner and terms of any proposed acquisition.

The Rights will be exercisable if a person or group acquires 15 percent or more of the voting power of the Company or announces or commences a tender offer for shares, which represent 15 percent or more of such voting power. When a person or group acquires 15 percent, each exercisable Right will entitle its holder (other than the acquiring person or group) to purchase, at the Right's then-current exercise price, a number of shares of the Company's Class A or Class B Common Stock having a market value equal to twice the exercise price. In addition, if the Company is acquired in a merger or other business combination transaction after a person has acquired shares representing 15 percent or more of the Company's voting power, each Right will enable its holders to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value equal to twice the exercise price.

Prior to the acquisition by a person or group of shares representing 15 percent or more of the Company's common stock, the Rights are redeemable for one-tenth of one cent per Right at the option of the Company's Board of Directors.

The Rights will expire on September 16, 2011 unless their term is otherwise extended by the Board of Directors. The Rights distribution is not taxable to shareholders.

This press release contains "forward-looking statements" within the meaning of the federal securities laws,

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including statements concerning business strategies and their intended results, and similar statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this press release reflect management's best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Additional information concerning potential factors that could effect future financial results is included in the Company's Annual Report on Form 10-K for the Fiscal Year Ended July 1, 2000.

ABOUT G&K SERVICES, INC.
Headquartered in Minneapolis, Minnesota, G&K Services, Inc. is a market leader in corporate identity apparel programs and facility services in the United States, and is the largest such provider in Canada. G&K operates in Canada as Work Wear Corporation of Canada Ltd. G&K operates over 130 processing facilities and branch offices, serving over 130,000 customers and processing more than two million garments daily.